								   EXHIBIT 28
			 COMPUTER SCIENCES CORPORATION

			   REVENUES BY MARKET SECTOR
				($ in millions)
			    Fiscal Period Ended             % of Total
			 _________________________  ___________________________
			  June 30,       July 1,      June 30,       July 1,
			    1995          1994          1995           1994
			 ___________   ___________  ____________   ____________
Three Months

U.S. Federal Government:
     Department of Defense   $224.6        $185.2            23 %           25
     NASA                      79.0          60.7             8              8
     Civil agencies            79.1          82.5             8             11
			 ___________   ___________  _____________  ____________
	  Total               382.7         328.4            39             44
			 ___________   ___________  _____________  ____________
Commercial:
     Domestic                 345.5         264.9            36             36
     International            238.6         144.8            25             20
			 ___________   ___________  _____________  ____________
	  Total               584.1         409.7            61             56
			 ___________   ___________  _____________  ____________

Total revenues               $966.8        $738.1           100 %          100
			 ===========   ===========  =============  ============

First Quarter

U.S. Federal Government:
     Department of Defense   $224.6        $185.2            23  %          25
     NASA                      79.0          60.7             8              8
     Civil agencies            79.1          82.5             8             11
			 ___________   ___________  ____________   ____________
	  Total               382.7         328.4            39             44
			 ___________   ___________  ____________   ____________
Commercial:
     Domestic                 345.5         264.9            36             36
     International            238.6         144.9            25             20
			 ___________   ___________  ____________   ____________
	  Total               584.1         409.7            61             56
			 ___________   ___________  ____________   ____________

Total revenues               $966.8        $738.1           100  %         100
			 ===========   ===========  ============   ============



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